                                                     REGISTRATION NO. 333-12789

    As filed with the Securities and Exchange Commission on October 1, 1996


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    -----------

                          POST-EFFECTIVE AMENDMENT NO. 1 TO
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                    -----------

                             U.S. OFFICE PRODUCTS COMPANY
                (Exact name of registrant as specified in its charter)


                  DELAWARE                         52-1906050

          (State or other jurisdiction           (I.R.S. Employer
       of incorporation or organization)      Identification Number)



                        1440 NEW YORK AVENUE, N.W., SUITE 310
                                WASHINGTON, D.C. 20005
                                    (202) 628-9500
            (Address, including zip code, of Principal Executive Offices)
                                    -----------


                             U.S. OFFICE PRODUCTS COMPANY
                       1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN
                               (Full title of the Plan)

                                    -----------

                                 JONATHAN J. LEDECKY
                                CHAIRMAN OF THE BOARD
                             U.S. OFFICE PRODUCTS COMPANY
                        1440 NEW YORK AVENUE, N.W., SUITE 310
                                WASHINGTON, D.C. 20005
                                    (202) 628-9500
       (Name and address, including and telephone number, of agent for service)

                                      COPIES TO:

          LINDA L. GRIGGS, ESQ.                    MARK D. DIRECTOR, ESQ.
       MORGAN, LEWIS & BOCKIUS LLP                EXECUTIVE VICE PRESIDENT,
          1800 M STREET, N.W.                   GENERAL COUNSEL AND SECRETARY
       WASHINGTON. D.C. 20036-5869               U.S. OFFICE PRODUCTS COMPANY
          (202) 467-7000                          1440 NEW YORK AVENUE, N.W.,
                                                          SUITE 310
                                                    WASHINGTON, D.C. 20005
                                                        (202) 628-9500

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.





EXHIBIT                 DESCRIPTION
-------                 -----------
4.1                     Amended and Restated Certificate of Incorporation of
                        the Company (Exhibit 3.1 to the Company's Quarterly
                        Report on Form 10-Q for the fiscal quarter ended July
                        27, 1996 and filed with the Commission on September
                        10, 1996 is hereby incorporated by reference)


4.2                     Amended and Restated  By-laws of the Company (Exhibit
                        3.2 to the Company's Annual Report on Form 10-K for the fiscal year quarter ended April 30, 1996 and filed with the Commission on July 16, 1996 is hereby incorporated by reference)


4.3                     Form of certificate evidencing ownership of Common
                        Stock of the Company (Exhibit 4.1 to the Company's
                        Registration Statement on Form S-1 (File No. 33-88096), filed December 30, 1994, is hereby incorporated by reference)


5.1*                    Opinion of Morgan, Lewis & Bockius LLP


23.1*                   Consent of Price Waterhouse LLP


23.2*                   Consent of Ernst & Young LLP


23.3*                   Consent of Swink, Fiehler & Hoffman, P.C.


23.4*                    Consent of Shinners, Hucovski & Company


23.5*                    Consent of BDO Seidman, LLP


23.6*                    Consent of Thorne Little


23.7*                    Consent of Ehrhardt Keefe Steiner & Hottman PC


23.8**                   Consent of Joel S. Baum P.A.


23.9*                    Consent of Hamilton & Associates


23.10*                   Consent of Petherbridge, Davis & Company, P.A.


23.11*                   Consent of Deloitte Touche Tohmatsu


23.12(a)*                Consent of Day Nielson


23.12(b)*                Consent of Day Nielson


23.12(c)*                Consent of Day Nielson


23.12(d)*                Consent of Day Nielson


23.13*                   Consent of Morgan, Lewis & Bockius LLP (included in
                         Exhibit 5.1)

23.14**                  Consent of Ernst & Young

24.1 Powers of Attorney (included on signature pages hereof)



---------------

 *Previously filed
**Filed herewith

ITEM 9.  UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 30, 1996.


                                       U.S. OFFICE PRODUCTS COMPANY


                                       By:  /S/  JONATHAN J. LEDECKY
                                            ------------------------
                                            Name: Jonathan J. Ledecky
                                            Title: Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                  CAPACITY IN WHICH SIGNED    DATE
---------                  ------------------------    ----
/s/  Jonathan J. Ledecky   Chairman of the Board and    September 30, 1996
------------------------   Chief Executive Officer
Jonathan J. Ledecky*       (Principal Executive
                           Officer)



/s/  Donald H. Platt       Chief Financial Officer      September 30, 1996
--------------------       (Principal Financial
Donald H. Platt*           Officer and Principal
                           Accounting Officer)



/s/  Timothy J. Flynn      Director                     September 30, 1996
---------------------
Timothy J. Flynn*


/s/  Thomas J. Reaser      Director                     September 30, 1996
---------------------
Thomas J. Reaser*


/s/  John K. Burgess       Director                     September 30, 1996
--------------------
John K. Burgess*


/s/  Jack L. Becker, Jr.   Director                     September 30, 1996
------------------------
Jack L. Becker, Jr*.


/s/  Clifton B. Phillips   Director                     September 30, 1996
------------------------
Clifton B. Phillips*


/s/  Milton H. Kuyers      Director                      September 30, 1996
---------------------
Milton H. Kuyers*


/s/  Allon H. Lefever      Director                     September 30, 1996
---------------------
Allon H. Lefever*





/s/  Edward J. Mathias     Director                     September 30, 1996
----------------------
Edward J. Mathias*


/s/  John A. Quelch        Director                     September 30, 1996
-------------------
John A. Quelch*




SIGNATURE                  CAPACITY IN WHICH SIGNED    DATE
---------                  ------------------------    ----
/s/  David C. Gezon        Director                     September 30, 1996
-------------------
David C. Gezon*


/s/  David C. Copenhaver   Director                     September 30, 1996
------------------------
David C. Copenhaver*




/s/  Mark A. Sorgenfrei    Director                     September 30, 1996
-----------------------
Mark A. Sorgenfrei*





*Mark D. Director by signing his name hereto signs this document on behalf of each of the persons indicated above pursuant to the powers of attorney duly executed by such persons and set forth on the signature page of the Registration Statement filed with the Securities and Exchange Commission on September 26, 1966.


                                /s/Mark D. Director
                                -------------------
                                Mark D. Director

                                    EXHIBIT INDEX





EXHIBIT                 DESCRIPTION
-------                 -----------
4.1                     Amended and Restated Certificate of Incorporation of
                        the Company (Exhibit 3.1 to the Company's Quarterly
                        Report on Form 10-Q for the fiscal quarter ended
                        July 27, 1996 and filed with the Commission on
                        September 10, 1996 is hereby incorporated by reference)

4.2                     Amended and Restated  By-laws of the Company (Exhibit
                        3.2 to the Company's Annual Report on Form 10-K for the fiscal year quarter ended April 30, 1996 and filed with the Commission on July 16, 1996 is hereby incorporated by reference)

4.3 Form of certificate evidencing ownership of Common Stock of Company (Exhibit 4.1 to the Company's Registration
                        Statement on Form S-1 (File No. 33-88096), filed
                        December 30, 1994, is hereby incorporated by reference)

5.1*                    Opinion of Morgan, Lewis & Bockius LLP

23.1*                   Consent of Price Waterhouse LLP


23.2*                   Consent of Ernst & Young LLP


23.3*                   Consent of Swink, Fiehler & Hoffman, P.C.


23.4*                   Consent of Shinners, Hucovski & Company


23.5*                   Consent of BDO Seidman, LLP


23.6*                   Consent of Thorne Little


23.7*                   Consent of Ehrhardt Keefe Steiner & Hottman PC


23.8**                  Consent of Joel S. Baum P.A.

23.9*                   Consent of Hamilton & Associates

23.10*                  Consent of Petherbridge, Davis & Company, P.A.


23.11*                  Consent of Deloitte Touche Tohmatsu


23.12(a)*               Consent of Day Nielson


23.12(b)*               Consent of Day Nielson


23.12(c)*               Consent of Day Nielson


23.12(d)*               Consent of Day Nielson


23.13                   Consent of Morgan, Lewis & Bockius LLP (included in
                        Exhibit 5.1)


23.14**                 Consent of Ernst & Young


24.1 Powers of Attorney (included on signature pages hereof)


 *Previously filed
**Filed herewith